EXHIBIT 4.11

              HARVARD INDUSTRIES, INC. EMPLOYEE STOCK PURCHASE PLAN



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                            HARVARD INDUSTRIES, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN

               AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 1996


      1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code, and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code. The Plan is an amended plan, in restated form, the original plan being established effective as of October 1, 1995.

      2. DEFINITIONS.

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Common Stock" shall mean the common stock, $.01 par value, of the Company.

            (e) "Company" shall mean Harvard Industries, Inc., a Delaware corporation.

            (f) "Compensation" shall have the meaning ascribed to such term under Section 1.3(d) of the Harvard Capital Accumulation Plan (but without regard to the last sentence of clause (2) thereof and clauses (3) and (4) thereof).

            (g) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, a military or sick leave or leave under the Family Medical Leave Act or similar federal, state or local law), provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

            (i) "Employee" shall mean any person who is regularly employed by the Company or one of its Designated Subsidiaries.

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Fair Market Value" as of a particular date shall mean (A) if the shares are admitted to trading on a national securities exchange, the last sale price reported for the shares on such exchange on such date or on the last date preceding such date on which a sale was reported (but only if such date is in the same calendar month), (B) if the shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, the last sale price reported for the shares on such system on such date or on the last day preceding such date on which a sale was reported (but only if such date is in the same calendar month), (C) if the shares are admitted to quotation on NASDAQ and have not been designated to NMS security, the average of the highest bid and lowest asked prices of the shares on such system on such date or

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(D) if the shares are not admitted to quotation on NASDAQ, the fair market value of the shares of Common Stock as determined by the Board in its sole discretion.

            (l) "Offering Date" shall mean April 1 and October 1 of each calendar year, or with respect to the first Offering Period, such date as the Board shall determine.

            (m) "Offering Period" shall mean each twenty-six week period during the effectiveness of the Plan, commencing on each Offering Date; PROVIDED, HOWEVER, that the Board shall have the power to change the duration of Offering Periods.

            (n) "Plan" shall mean the Harvard Industries, Inc. Amended and Restated 1995 Employee Stock Purchase Plan, as amended from time to time.

            (o) "Purchase Date" shall mean the last business day of each month in which payroll deductions are made under the Plan.

            (p) "Section 16 Employee" shall mean any Employee that is subject to the provisions of Section 16 of the Exchange Act.

            (q) "Subsidiary" shall mean any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      3. ELIGIBILITY.

            (a) Subject to the requirements of paragraph 4(b), any person who is an Employee as of an Offering Date and who is regularly scheduled to work at least 20 hours per week and at least five months per year shall be eligible to participate in the Plan for the Offering Period commencing on such Offering Date, provided that at the commencement of such Offering Period such person has maintained Continuous Status as an Employee for at least one year.

            (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to participate during an Offering Period (i) if such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that such participation would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and it Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined on the first day of such Offering Period) for any calendar year.

      4. PARTICIPATION.

            (a) On each Offering Date the Company shall permit each eligible Employee to elect to purchase shares of Common Stock, subject to the limitations set forth in paragraphs 3(b) and 10.

            (b) Each eligible Employee may elect to become a participant in the Plan with respect to an Offering Period, only by filing an agreement with the Company authorizing payroll deductions (as set forth in paragraph 5) at such time prior to the first day of such Offering Period as the Board may prescribe. Such election shall be deemed to apply to subsequent Offering Periods unless notice is given to the contrary at such time and in such manner as the Board shall prescribe.

            (c) The purchase price per share of the Common Stock hereunder shall be the Fair Market Value of a share of Common Stock on the Purchase Date.

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      5. PAYROLL DEDUCTIONS.

            (a) An Employee may, in accordance with rules adopted by the Board, authorize a payroll deduction of any whole percentage from two percent to 10 percent of such Employee's Compensation each pay period, or a payroll deduction of a fixed dollar amount each pay period that is not less than two percent of such Compensation and not in excess of 10 percent of such Compensation. A participant may increase or decrease such payroll deduction with respect to an Offering Period only at such time prior to the first day of such Offering Period as the Board may prescribe, by filing a new authorization form with the Board.

            (b) All payroll deductions made by a participant shall be credited to such participant's account under the Plan. A participant may not make any additional payments into such account.

      6. PURCHASE OF SHARES. Unless a participant withdraws from the Plan as provided in paragraph 8, such participant's election to purchase shares shall be exercised automatically on each Purchase Date, and the maximum number of shares (including fractions thereof) shall be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in such participant's account. The shares so purchased shall be deemed to be transferred to the participant on each Purchase Date. During such participant's lifetime, a participant's right to purchase shares hereunder is exercisable only by such participant.

      7. RECORDS. Each participant's ownership of shares purchased hereunder shall be reflected in an account as described in paragraph 15 below. Accordingly, a participant shall not be entitled to receive a certificate representing the shares purchased by such participant.

      8. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

            (a) A participant (other than a Section 16 Employee) may withdraw all, but not less than all, the payroll deductions credited to such participant's account (that have not been used to purchase shares of Common Stock) under the Plan at any time by giving written notice to the Company. All such payroll deductions credited to such participant's account shall be paid to such participant promptly after receipt of such participant's notice of withdrawal and such participant's eligibility to participate in the Plan for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock shall be made for such participant during such Offering Period. Section 16 Employees are not permitted to withdraw or cancel payroll deductions in an Offering Period.

            (b) Upon termination of a participant's Continuous Status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to such participant's account (that have not been used to purchase shares of Common Stock) shall be returned to such participant or, in the case of such participant's death, to the person or persons entitled thereto under paragraph 12, and such participant's eligibility to participate hereunder shall be automatically terminated.

            (c) A participant's withdrawal during an Offering Period shall not have any effect upon such participant's eligibility to participate during a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

      9. INTEREST. No interest shall accrue on or be payable with respect to the payroll deductions of a participant in the Plan.

      10. STOCK.

            (a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 500,000, subject to adjustment upon Changes in Capitalization of the Company as provided in paragraph 16. If the total number of shares that would otherwise be subject to purchase pursuant to paragraph 4(a) on an Offering Date exceeds the number of shares then available under the Plan, the Board shall make a pro rata allocation of the shares remaining available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Board shall give written notice to each participant of

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such reduction of the number of shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

            (b) A participant shall have rights as a stockholder with respect to any shares of Common Stock issuable hereunder at such time as shares are deemed transferred to the participant in accordance with paragraph 6, or as soon thereafter as is practicable.

      11. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Board shall be fully effective as if it had been made at a meeting duly held. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

      12. DESIGNATION OF BENEFICIARY.

            (a) A participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares and cash remaining in such participant's account under the Plan in the event of the participant's death.

            (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      13. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights to purchase or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 12 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 8.

      14. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      15. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees as soon as practicable following each Offering Period, which statements shall set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

      16. EFFECT OF CERTAIN CHANGES. In the event of a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not been purchased under the Plan (or are not scheduled to be purchased during the current Offering Period), as well as the price per share of Common Stock scheduled to be purchased during the current Offering Period under the Plan. In the event of the dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

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      17. AMENDMENT OR TERMINATION. The Board may at any time terminate or amend the Plan, except that stockholder approval is required for an amendment if the amendment would (a) increase the maximum number of shares that may be purchased under the Plan, (b) reduce the purchase price per share, (c) materially increase the benefits accruing to participants under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, (e) require stockholder approval in order to comply with Rule 16b-3 under the Exchange Act or (f) make any change or addition that is inconsistent with the requirements of applicable tax laws. Except as provided in paragraph 16, no such termination or amendment can adversely affect rights to purchase Common Stock during the then current Offering Period without the consent of the affected participant.

      18. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      19. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

            (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

            (b) The obligation of the Company to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

            (c) The Plan is intended to comply with Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time, and the Board shall interpret and administer the provisions of the Plan in a manner consistent therewith and any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

      20. EFFECTIVE DATE; DURATION. The Plan, as amended and restated, shall be effective as of September 1, 1996, and shall terminate on September 30, 2005, unless sooner terminated in accordance with paragraph 17.

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